EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36277) of Reading International, Inc. of our report dated February 11, 2008 relating to the financial statements of 205-209 East 57th Street Associates, LLC, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 16, 2009